UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  August 23, 2001
                                                          ---------------

                        COMMISSION FILE NUMBER 001-08495


 DELAWARE                   CONSTELLATION BRANDS, INC.             16-0716709
                               and its subsidiaries:
 NEW YORK                   BATAVIA WINE CELLARS, INC.             16-1222994
 NEW YORK                   CANANDAIGUA WINE COMPANY, INC.         16-1462887
 NEW YORK                   CANANDAIGUA EUROPE LIMITED             16-1195581
 ENGLAND AND WALES          CANANDAIGUA LIMITED                    98-0198402
 NEW YORK                   POLYPHENOLICS, INC.                    16-1546354
 NEW YORK                   ROBERTS TRADING CORP.                  16-0865491
 NETHERLANDS                CANANDAIGUA B.V.                       98-0205132
 DELAWARE                   FRANCISCAN VINEYARDS, INC.             94-2602962
 CALIFORNIA                 ALLBERRY, INC.                         68-0324763
 CALIFORNIA                 CLOUD PEAK CORPORATION                 68-0324762
 CALIFORNIA                 M.J. LEWIS CORP.                       94-3065450
 CALIFORNIA                 MT. VEEDER CORPORATION                 94-2862667
 DELAWARE                   BARTON INCORPORATED                    36-3500366
 DELAWARE                   BARTON BRANDS, LTD.                    36-3185921
 MARYLAND                   BARTON BEERS, LTD.                     36-2855879
 CONNECTICUT                BARTON BRANDS OF CALIFORNIA, INC.      06-1048198
 GEORGIA                    BARTON BRANDS OF GEORGIA, INC.         58-1215938
 ILLINOIS                   BARTON CANADA, LTD.                    36-4283446
 NEW YORK                   BARTON DISTILLERS IMPORT CORP.         13-1794441
 DELAWARE                   BARTON FINANCIAL CORPORATION           51-0311795
 WISCONSIN                  STEVENS POINT BEVERAGE CO.             39-0638900
 ILLINOIS                   MONARCH IMPORT COMPANY                 36-3539106
(State or other            (Exact name of registrant as          (IRS Employer
 jurisdiction of            specified in its charter)             Identification
 incorporation)                                                   No.)


            300 WillowBrook Office Park, Fairport, New York   14450
            -----------------------------------------------   -----
                (Address of principal executive offices)    (Zip Code)


        Registrant's telephone number, including area code (716) 218-2169
                                                           --------------


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.
-------

     The financial statements listed below of Ravenswood Winery, Inc. are being filed with this report. Ravenswood Winery, Inc. was acquired on July 2, 2001.

     Financial Statements of Ravenswood Winery, Inc.
     -----------------------------------------------

     1.   Report of Independent Accountants

     2.   Balance Sheet at June 30, 2000 and 1999

     3. Statement of Income for the Fiscal Years Ended June 30, 2000, 1999 and 1998

     4. Statement of Shareholders' Equity for the Fiscal Years Ended June 30, 2000, 1999 and 1998

     5. Statement of Cash Flows for the Fiscal Years Ended June 30, 2000, 1999 and 1998

     6.   Notes to Financial Statements

     7.   Balance Sheet at March 31, 2001 (unaudited) and June 30, 2000

     8. Unaudited Statement of Income for the Three Months Ended March 31, 2001 and 2000, and for the Nine Months Ended March 31, 2001 and 2000

     9. Unaudited Statement of Cash Flows for the Three Months Ended March 31, 2001 and 2000, and for the Nine Months Ended March 31, 2001 and 2000

     10.  Notes to Financial Statements

                            RAVENSWOOD WINERY, INC.
                              FINANCIAL STATEMENTS
                     WITH REPORT OF INDEPENDENT ACCOUNTANTS
                                   * * * * *
                                 JUNE 30, 2000



August 11, 2000



To the Board of Directors and Shareholders of Ravenswood Winery, Inc.




                       REPORT OF INDEPENDENT ACCOUNTANTS

     In our opinion, the accompanying balance sheet and the related statements of income, shareholders' equity and cash flows present fairly, in all material respects, the financial position of Ravenswood Winery, Inc. at June 30, 2000 and 1999, and the results of its operations and its cash flows for each of the fiscal years in the three-year period ended June 30, 2000, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



ODENBERG, ULLAKKO, MURANISHI & CO. LLP
San Francisco, California


                                       RAVENSWOOD WINERY, INC.
                                           BALANCE SHEET
                                              ASSETS

                                                                                    June 30,
                                                                        ------------------------------
                                                                            2000              1999
                                                                        ------------      ------------
Current assets:
  Cash and cash equivalents ..........................................  $  5,769,373      $ 11,390,903
  Accounts receivable, less allowance for doubtful accounts of
    $10,000 at June 30, 2000 and 1999 ................................     4,166,816         2,763,418
  Inventories ........................................................    20,521,284        14,581,973
  Prepaid income taxes ...............................................       277,500            15,850
  Prepaid expenses ...................................................       100,131           105,301
  Deferred tax assets ................................................          --             162,800
                                                                        ------------      ------------
    Total current assets .............................................    30,835,104        29,020,245

Property, plant and equipment, net ..................................     14,787,553         9,001,147
Deferred tax assets .................................................        180,000               --
Note receivable from shareholder ....................................        310,000           310,000
Other assets ........................................................         60,433           186,921
                                                                        ------------      ------------
                                                                        $ 46,173,090      $ 38,518,313
                                                                        ============      ============

                                    LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt .................................   $     83,597      $    109,722
  Current portion of capital lease obligations ......................        617,979           368,203
  Short-term borrowings .............................................        500,000         1,700,000
  Accounts payable ..................................................      3,217,036         3,382,118
  Accrued commissions ...............................................        514,379           396,358
  Accrued liabilities ...............................................        390,010           433,011
                                                                        ------------      ------------
    Total current liabilities .......................................      5,323,001         6,389,412
Long-term liabilities:
  Long-term debt, net ...............................................      6,453,407         4,525,231
  Capital lease obligations, net ....................................      2,392,497         1,551,762
  Convertible debentures ............................................      1,687,500         2,502,500
                                                                        ------------      ------------
    Total liabilities ...............................................     15,856,405        14,968,905
                                                                         ------------      ------------
Shareholders' equity:
  Preferred stock, no par value; 1 million shares authorized,
   none issued ......................................................            --                --
  Common stock, no par value, 20 million shares authorized ..........     15,054,373        14,211,018
  Retained earnings .................................................     15,176,560         9,338,390
  Unrealized gain on available-for-sale securities ..................         85,752               --
                                                                        ------------      ------------
    Total shareholders' equity ......................................     30,316,685        23,549,408
                                                                        ------------      ------------


Commitments and contingencies (See Note 14)
                                                                        $ 46,173,090      $ 38,518,313
                                                                        ============      ============

                             See accompanying notes to financial statements.

                                   RAVENSWOOD WINERY, INC.
                                     STATEMENT OF INCOME

                                                            Year ended June 30,
                                             -----------------------------------------------
                                                 2000             1999              1998
                                             ------------     ------------      ------------
Gross sales ...............................  $ 35,615,207     $ 23,729,787      $ 17,016,866
  Less excise taxes .......................     1,263,567          908,446           552,499
  Less discounts, returns and allowances...     1,125,503          752,655           573,762
                                             ------------     ------------      ------------

Net sales .................................    33,226,137       22,068,686        15,890,605

Cost of goods sold ........................    15,696,651       10,259,357         7,397,362
                                             ------------     ------------      ------------
Gross profit ..............................    17,529,486       11,809,329         8,493,243

Operating expenses:
  Deferred compensation expense ...........          --               --           2,206,096
  Other operating expenses ................     7,735,493        5,238,493         4,033,747
                                             ------------     ------------      ------------

Operating income ..........................     9,793,993        6,570,836         2,253,400
                                             ------------     ------------      ------------
Other income (expense):
  Interest expense ........................      (861,992)        (459,851)         (523,551)
  Other, net ..............................       272,269          233,481            49,211
                                             ------------     ------------      ------------
                                                 (589,723)        (226,370)         (474,340)
                                             ------------     ------------      ------------


Income before tax provision ...............     9,204,270        6,344,466         1,779,060

Provision for income taxes ................     3,366,100        2,441,000         1,592,169
                                             ------------     ------------      ------------

Net income ................................  $  5,838,170     $  3,903,466      $    186,891
                                             ============     ============      ============
Earnings per share:
   Basic ..................................  $       1.24     $       1.04      $       0.05
                                             ============     ============      ============
   Diluted ................................  $       1.19     $       0.96      $       0.05
                                             ============     ============      ============

Weighted average number of common
  shares outstanding:
    Basic .................................     4,712,478        3,763,765         3,512,069
                                             ============     ============      ============
    Diluted ...............................     5,010,955        4,171,245         3,814,820
                                             ============     ============      ============

                        See accompanying notes to financial statements.


                                               RAVENSWOOD WINERY, INC.
                                          STATEMENT OF SHAREHOLDERS' EQUITY

                                                   Common Stock
                                            ----------------------------      Retained     Unrealized
                                               Shares         Amount          Earnings        Gain          Total
                                            ------------   -------------   -------------  ------------   ------------
Balance at June 30, 1997 .................     3,149,998   $     737,804   $   5,521,288   $      --     $  6,259,092
Repurchase of common shares
  from former officer ....................      (157,500)         (5,000)       (273,255)                    (278,255)
Compensation related to deferred
  compensation plan ......................                     2,206,096                                    2,206,096
Net income ...............................                                       186,891                      186,891
                                            ------------   -------------   -------------   -----------   ------------
Balance at June 30, 1998 .................     2,992,498       2,938,900       5,434,924          --        8,373,824
Common stock issued:
  Initial public offering, net ...........     1,000,000       9,534,618                                    9,534,618
  Private placement ......................       212,623       1,687,500                                    1,687,500
  Convertible debentures .................        17,500          50,000                                       50,000
  Deferred compensation ..................       345,731
Net income ...............................                                     3,903,466                    3,903,466
                                            ------------   -------------   -------------   -----------   ------------
Balance at June 30, 1999 .................     4,568,352      14,211,018       9,338,390          --       23,549,408
Common stock issued:
  Convertible debentures .................       285,250         815,000                                      815,000
  Employee stock plan ....................         3,177          28,355                                       28,355
Unrealized gain on
  available-for-sale securities ..........                                                      85,752         85,752
Net income ...............................                                     5,838,170                    5,838,170
                                            ------------   -------------   -------------   -----------   ------------
Balance at June 30, 2000 .................     4,856,779   $  15,054,373   $  15,176,560   $    85,752   $ 30,316,685
                                            ============   =============   =============   ===========   ============

                                    See accompanying notes to financial statements.


                                            RAVENSWOOD WINERY, INC.
                                            STATEMENT OF CASH FLOWS

                                                                        Year ended June 30,
                                                          ------------------------------------------------
                                                              2000             1999               1998
                                                          ------------     -------------      ------------
Operating activities:
Net income .............................................  $  5,838,170      $  3,903,466      $    186,891
Items not requiring the current use of cash:
  Depreciation and amortization ........................     1,128,407           437,760           391,844
  Deferred income taxes ................................       301,800           108,022           (77,868)
  Unrealized gain on available-for-sale securities .....        85,752              --                --
  Deferred compensation ................................          --                --           2,206,096
  Changes in other operating items:
    Accounts receivable ................................    (1,403,398)         (856,920)         (338,007)
    Inventories ........................................    (5,939,311)       (4,154,614)       (3,269,357)
    Prepaid income taxes ...............................      (580,650)           57,999           (39,963)
    Prepaid expenses ...................................         5,170           (62,258)            9,202
    Other assets .......................................       126,488           (36,469)           (8,220)
    Accounts payable ...................................      (165,082)        1,051,151           604,979
    Accrued liabilities and accrued commission .........        75,020           201,872           200,292
                                                          ------------      ------------      ------------
  Cash provided by (used for) operations ...............      (527,634)          650,009          (134,111)
                                                          ------------      ------------      ------------
Investing activities:
Additions to plant and equipment .......................    (5,405,337)       (4,397,848)         (490,621)
Officer receivables, net ...............................          --            (286,163)             --
                                                          ------------      ------------      ------------
   Cash used for investing activities ..................    (5,405,337)       (4,684,011)         (490,621)
                                                          ------------      ------------      ------------
Financing activities:
Short-term borrowings, net .............................    (1,200,000)          350,000           651,801
Proceeds from long-term debt ...........................     2,097,234         2,818,464           410,642
Repayment of long-term debt ............................      (614,148)         (415,688)         (269,145)
Issuance of common shares ..............................        28,355        12,091,489              --
Stock offering costs ...................................          --            (965,382)             --
Proceeds from convertible debentures ...................          --           1,443,750              --
Repurchase of common shares from former officer ........          --                --            (278,255)
                                                          ------------      ------------      ------------
  Cash provided by financing activities ................       311,441        15,322,633           515,043
                                                          ------------      ------------      ------------
Increase (decrease) in cash and cash equivalents .......    (5,621,530)       11,288,631          (109,689)
Cash and cash equivalents at beginning of period .......    11,390,903           102,272           211,961
                                                          ------------      ------------      ------------
Cash and cash equivalents at end of period .............  $  5,769,373      $ 11,390,903      $    102,272
                                                          ============      ============      ============

                               See accompanying notes to financial statements.

                            RAVENSWOOD WINERY, INC.
                         NOTES TO FINANCIAL STATEMENTS


NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

ORGANIZATION

     Ravenswood Winery, Inc. (the "Company") was founded in 1976, became a California Limited Partnership in 1979, and was subsequently incorporated in the State of California on December 23, 1986. The Company produces, markets, and sells premium California wines exclusively under the Ravenswood brand name.

CONCENTRATION OF RISK

     The Company obtains its grapes from over eighty independent grape growers and bulk wine suppliers located primarily in Sonoma, Napa and other Northern California counties. These sources account for 95% or more of its annual wine production. The Company relies upon certain varietals, notably Zinfandel, which accounted for approximately 65% of the total dollar sales for the fiscal year ended June 30, 2000 (67% of the total dollar sales for the fiscal year ended June 30, 1999). In addition, the Company relies on the winemaking capacity of other companies and typically enters into one-year contracts with all custom crush facilities.

     In fiscal 2000, approximately 75% of gross sales were made using brokers, with one broker accounting for 21% of gross sales. (In fiscal 1999, approximately 75% of gross sales were made using brokers, with one broker accounting for 22% of gross sales.)

     The Company performs ongoing credit evaluations of its distributors and customers and generally does not require collateral. The Company's credit losses have been within the reserves provided.

     The Company places its cash and temporary cash investments with financial institutions. At June 30, 2000 and periodically throughout the fiscal year, such investments were in excess of FDIC insurance limits.

     A summary of significant accounting policies follows:

REVENUE RECOGNITION

     Revenue is recognized when merchandise is shipped and title passes to the customer. Revenue from products sold at our tasting room location is recognized at the time of sale.

CASH AND CASH EQUIVALENTS

     The Company considers all short-term, interest-bearing investments with original maturities of less than three months to be cash equivalents. These investments are currently held in U.S. Treasuries, commercial paper, government securities and money market funds.

INVENTORIES

     Inventories are stated at the lower of cost or market (on the first-in, first-out basis), and include finished goods, raw materials, packaging materials and product merchandise. Finished goods include costs of raw materials (grapes and bulk wine), packaging, labor used in wine production, bottling, warehousing and overhead on winery facilities and equipment.

     Costs associated with growing crops are recorded as inventory and are recognized as inventory costs in the fiscal year in which the related crop is harvested.

     In accordance with general practice in the wine industry, wine inventories are included in current assets, although a portion of such inventories may be aged for periods longer than one year.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. Costs incurred in developing vineyards, including interest costs, are capitalized until the vineyards become commercially productive.

                            RAVENSWOOD WINERY, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (Continued)

     When  assets  are  retired  or  disposed  of,  the  cost  and   accumulated
depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

     Depreciation is computed using both the straight-line and accelerated methods over the estimated useful lives of the assets, generally 7 years for vineyards, 39 years for building and improvements, 5 to 15 years for machinery and equipment and 3 to 7 years for office equipment. Leased equipment under capitalized leases is generally amortized over the shorter of the terms of the leases or their estimated useful lives. Leasehold improvements are amortized over the estimated useful lives of the improvements or the terms of the related lease, whichever is shorter.

     Impairment of long-lived assets is measured on the basis of anticipated undiscounted cash flows for each asset. No impairment loss was recognized for the fiscal years ended June 30, 2000, 1999 and 1998.

INCOME TAXES

     Deferred income taxes are computed using the liability method. Under the liability method, taxes are recorded based on the future tax effects of the difference between the tax and financial reporting bases of the Company's assets and liabilities.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results when ultimately realized could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of accounts receivable, prepaid expenses, accounts payable, accrued liabilities, short-term borrowings, long-term debt, capital lease obligations and convertible debentures are reasonable estimates of the fair value of these financial instruments.

EARNINGS PER SHARE

     Basic   earnings   per   share   represents   income  available  to  common
shareholders divided by the weighted average number of common shares outstanding during the measurement period, after giving retroactive effect to:
1) shares issued under a deferred compensation arrangement in July 1998; and 2) common stock issued in December 1998 (using the "treasury stock method") at prices below the initial public offering price of $10.50.

     Diluted earnings per share represents the income available to common shareholders divided by: 1) the weighted average number of common shares outstanding during the measurement period, after giving retroactive effect to
a) shares issued under a deferred compensation arrangement in July 1998; and b) common stock issued in December 1998 (using the "treasury stock method") at prices below the initial public offering price of $10.50 per share; and 2) the potentially dilutive common shares issuable for convertible debt and stock options that were outstanding during the measurement period.

STOCK-BASED COMPENSATION

     The Company has adopted SFAS No. 123, Accounting for Stock-Based Compensation ("SFAS 123"). As permitted by SFAS 123, the Company measures compensation cost in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25"), and related interpretations. Accordingly, no accounting recognition is given to stock options granted at fair market value until they are exercised. Upon exercise, net proceeds, including income tax benefits realized, are credited to equity.

                            RAVENSWOOD WINERY, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (Continued)

RECLASSIFICATION OF FINANCIAL STATEMENT PRESENTATION

     Certain prior period amounts have been reclassified in order to conform to the fiscal 2000 financial statement presentation.

RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" that establishes accounting and reporting standards for derivative instruments and hedging activities. It requires that derivatives be recognized in the balance sheet at fair value and specifies the accounting for changes in fair value. In June 1999, the FASB issued SFAS No. 137, which defers the effective date of SFAS No. 133 until fiscal years beginning after June 15, 2000. The adoption of SFAS No. 133 is not expected to have a material effect on the Company's financial statements.


NOTE 2. INVENTORIES:

     Inventories are summarized as follows:

                                                    June 30,
                                          ----------------------------
                                              2000            1999
                                          ------------    ------------
     Bulk wine .....................      $ 15,262,865    $ 10,355,759
     Bottled wine ..................         4,716,701       3,870,548
     Crop costs ....................           137,051          88,725
     Supplies ......................           233,943         124,298
     Tasting room merchandise ......           170,724         142,643
                                          ------------    ------------
                                          $ 20,521,284    $ 14,581,973
                                          ============    ============

     Certain of the foregoing assets are pledged as security for certain indebtedness (see Notes 5 and 6).


NOTE 3. PROPERTY, PLANT AND EQUIPMENT:

     Property, plant and equipment are summarized as follows:

                                                          June 30,
                                                -----------------------------
                                                    2000             1999
                                                ------------     ------------
     Land ...................................   $    245,135     $    245,135
     Vineyards ..............................        345,473          345,473
     Buildings and improvements .............      1,647,637        1,647,637
     Leasehold improvements .................      9,832,748          174,331
     Machinery and equipment ................      1,080,251        1,020,007
     Equipment held under capital leases ....      4,118,953        2,623,977
     Office equipment .......................        298,837          131,127
                                                ------------     ------------
                                                  17,569,034        6,187,687
     Less accumulated depreciation ..........      2,781,481        1,653,074
                                                ------------     ------------
                                                  14,787,553        4,534,613
     Construction in progress ...............           --          4,466,534
                                                ------------     ------------
                                                $ 14,787,553     $  9,001,147
                                                ============     ============

                            RAVENSWOOD WINERY, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (Continued)

     Included in leasehold improvements are costs associated with the new Quarry facility including the following: building core and shell, equipment installation and related improvement costs and site improvements. Included in equipment held under capital leases are barrels and other equipment with net book values of $2,874,654 and $1,932,484, respectively, at June 30, 2000 and 1999.

     Substantially all of the property, plant and equipment is pledged as security for certain indebtedness (see Notes 5, 6 and 7).


NOTE 4. NOTE RECEIVABLE FROM SHAREHOLDER:

     The note receivable from shareholder at June 30, 2000 and 1999 consists of a $310,000 note bearing annual interest at 5.3%, payable in annual interest only installments commencing December 21, 1999 until maturity on December 21, 2008. The Company provided the loan to the officer to pay taxes related to his receipt of common stock under a deferred compensation plan.


NOTE 5. SHORT-TERM BORROWING ARRANGEMENTS:

     At June 30, 2000, the Company has a $2 million revolving line of credit with Pacific Coast Farm Credit Services (the "Association") that expires on June 1, 2001. The loan agreement provides that the principal advances under the facility cannot exceed certain percentages of eligible accounts receivable and wine inventories as defined in the agreement. The borrowings bear annual interest at a variable rate established by the Association (9.02% and 8.11% at June 30, 2000 and 1999, respectively). The borrowings are secured by the Company's accounts receivable, wine inventories and equipment. Borrowings under the line of credit at June 30, 2000 and 1999 were $500,000 and $1,700,000, respectively.

     The revolving credit line and certain of the long-term debt contain various covenants which include, among other things, a requirement to maintain a minimum working capital of $3.25 million, a ratio of liabilities to tangible net worth of not greater than 1.5 to 1, a current ratio of at least 1.75 to 1 and restrictions on the payment of dividends and distributions to shareholders.

                            RAVENSWOOD WINERY, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (Continued)

NOTE 6. LONG-TERM DEBT:

     Long-term debt is summarized as follows:

                                                                                         June 30,
                                                                              -------------------------------
                                                                                   2000             1999
                                                                              --------------   --------------
Note payable to Pacific Coast Farm Credit Services ("Association") with annual interest at a variable rate established by the Association
  (8.56% and 6.9% at June 30, 2000 and 1999, respectively), payable in quarterly interest installments until December 1, 1999 and commencing
  March 1, 2000 in quarterly principal and interest installments of
  $34,795 through December 1, 2024, secured by property, plant and
  equipment (see Note 3) ..................................................   $ 1,543,775      $ 1,552,500

Construction mortgage loan payable ($4.58 million commitment) to the
  Association with annual interest at a variable rate established by the
  Association (8.56% and 6.9% at June 30, 2000 and 1999, respectively), payable in quarterly interest installments until January 1, 2001; and
  commencing April 1, 2001 in quarterly principal and interest install-
  ments of $98,117 through January 1, 2026, secured by property, plant
  and equipment (see Note 3) ..............................................     4,125,000        2,013,353

Construction revolving equity line of credit payable to the Association with annual interest at a variable rate established by the Association
  (8.56% and 6.9% at June 30, 2000 and 1999, respectively), payable in quarterly interest only installments until December 1, 1999 and commencing March 1, 2000 in equal quarterly principal and interest installments of $19,284 through December 1, 2024, secured by property,
  plant and equipment (see Note 3) ........................................       829,550          835,000

Note payable to the Association with annual interest at a variable rate established by the Association (8.11% at June 30, 1999), payable in quarterly principal and interest installments of $17,390 through
  June 1, 2002, secured by accounts receivable and wine inventories.
  Paid in full during fiscal 2000 .........................................          --            175,459

Other notes payable with annual interest ranging from 10% to 11%, payable in monthly principal and interest installments as defined to
  November 2000 through June 2001 .........................................        38,679           58,641
                                                                              -----------      -----------
                                                                                6,537,004        4,634,953
Less current portion ......................................................        83,597          109,722
                                                                              -----------      -----------
                                                                              $ 6,453,407      $ 4,525,231
                                                                              ===========      ===========

     Scheduled   annual   maturities   of   long-term   debt   are  as  follows:
$83,597--fiscal    2001;    $121,609--fiscal    2002;   $121,505--fiscal   2003;
$127,509--fiscal 2004; $137,508--fiscal 2005; and $5,945,276 thereafter.

                            RAVENSWOOD WINERY, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (Continued)

NOTE 7. CAPITAL LEASE OBLIGATIONS:

     The Company leases barrels and other equipment that are accounted for as capital leases. Minimum future lease payments under the capital leases are as follows:

     Fiscal Year
     -----------
     2001 .............................................       $   864,744
     2002 .............................................           787,123
     2003 .............................................           708,322
     2004 .............................................           597,150
     2005 .............................................           424,587
     Thereafter .......................................           282,967
                                                              -----------
     Net minimum lease payments .......................         3,664,893
     Less--amount representing interest (weighted
       average--8.4%) .................................           654,417
                                                              -----------
     Present value of net minimum lease payments ......         3,010,476
     Less--current portion ............................           617,979
                                                              -----------
                                                              $ 2,392,497
                                                              ===========

     The net book value of leased barrels and equipment included in property, plant and equipment at June 30, 2000 is $2,874,654 (see Note 3).

     Subsequent to June 30, 2000, the Company has obtained a $2 million lease line commitment for the acquisition of oak barrels, various stainless steel cooperage and wine production equipment.


NOTE 8. CONVERTIBLE DEBENTURES:

     Convertible debentures are summarized as follows:

                                                      June 30,
                                           ----------------------------
                                              2000             1999
                                           -----------      -----------
     1998 convertible debentures ......    $ 1,687,500      $ 1,687,500
     1994 convertible debentures ......            --           815,000
                                           -----------      -----------
                                           $ 1,687,500      $ 2,502,500
                                           ===========      ===========

     In December 1998, the Company completed a sale of $1,687,500 in convertible debentures due December 31, 2008. Each $10,000 debenture is convertible into 900 shares of common stock at any time prior to December 31, 2003 upon request of the holder. If the debentures are not converted, the Company may redeem them at face value at any time during the period from January 1, 2004 until the maturity date. The Company pays interest quarterly on the debentures in an amount equal to the prime interest rate quoted by Bank of America NT & SA plus 1% (10% and 8.75% at June 30, 2000 and 1999). The interest rate is adjusted every 18 months, except that in no period may the interest rate adjustment exceed 2% or the maximum interest rate exceed 11%.

     In December 1994, the Company completed a sale of $865,000 in convertible debentures due December 31, 2004. Each $10,000 debenture was convertible into 3,500 shares of common stock at any time prior to December 31, 1999 upon request of the holder. If the debentures were not converted, the Company could redeem them at face value at any time during the period from January 1, 2000 until the maturity date. The Company paid interest quarterly on the debentures in an amount equal to a floating index tied to prime bank rates for a five-year period (9.25% at June 30, 1999). The interest rate was adjusted every 18 months, except that in no period could the interest rate adjustment exceed 2%, or the

                            RAVENSWOOD WINERY, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (Continued)

maximum interest rate exceed 11%. During the fiscal year ended June 30, 2000, the remaining 1994 debentures ($815,000) were converted into 285,250 shares of common stock.


NOTE 9. INCOME TAXES:

     The provision for income taxes is as follows:

                                            Fiscal Year Ended June 30,
                                    ------------------------------------------
                                        2000           1999           1998
                                    ------------   ------------   ------------
Current tax expense:
  Federal ....................      $  2,815,000   $  1,831,000   $  1,306,069
  State and local ............           576,100        502,000        363,968
                                    ------------   ------------   ------------
                                       3,391,100      2,333,000      1,670,037
                                    ------------   ------------   ------------
Deferred tax expense (benefit):
  Federal ....................           260,000         55,000        (71,875)
  State and local ............          (285,000)        53,000         (5,993)
                                    ------------   ------------   ------------
                                         (25,000)       108,000        (77,868)
                                    ------------   ------------   ------------
                                    $  3,366,100   $  2,441,000   $  1,592,169
                                    ============   ============   ============

     Deferred income taxes are provided for the temporary differences between the financial reporting and tax bases of the Company's assets and liabilities. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

     Deferred tax assets and liabilities are comprised of the following:

                                                               June 30,
                                                       ------------------------
                                                          2000          1999
                                                       ----------    ----------
Deferred tax assets:
  Basis difference in inventory ...................    $  190,000
  California manufacturer's tax credit carryover ..       210,000
  State taxes .....................................       205,000    $  170,000
                                                       ----------    ----------
                                                          605,000       170,000
Deferred tax liabilities:
  Depreciation and amortization ...................      (425,000)       (7,200)
                                                       ----------    ----------
Net deferred tax asset (liability) ................    $  180,000    $  162,800
                                                       ==========    ==========

                            RAVENSWOOD WINERY, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (Continued)


     A reconciliation of income tax computed at the federal statutory corporate tax rate to the provision for income taxes follows (in thousands):

                                                                           Fiscal Year Ended June 30,
                                                --------------------------------------------------------------------------------
                                                         2000                         1999                         1998
                                                -----------------------     ------------------------     -----------------------
                                                  Amount          %           Amount          %            Amount          %
                                                ----------   ----------     ----------    ----------     ----------   ----------
Income taxes at federal statutory rate ......   $    3,130         34.0%    $    2,157          34.0%    $      605         34.0%
Increase (decrease) in income taxes
  resulting from:
State and local income taxes, net of
  federal benefit ...........................          534          5.8%           369           5.8%           228         12.9%
Permanent differences:
Deferred compensation .......................         --           --             --            --              759         42.6%
California manufacturer's tax credit ........         (329)        -3.5%            (6)         -0.1%          --           --
Other .......................................           31          0.3%           (79)         -1.2%          --           --
                                                ----------   ----------     ----------    ----------     ----------   ----------
                                                $    3,366         36.6%    $    2,441          38.5%       $ 1,592         89.5%
                                                ==========   ==========     ==========    ==========     ==========   ==========

     The   Company   has  California  manufacturer's  tax  credit  carryforwards available to offset future taxable income for California income tax purposes of approximately $320,000, which do not expire.


NOTE 10. DEFERRED COMPENSATION AGREEMENT:

     On August 25, 1992, the Company entered into a deferred compensation agreement with its chairman and chief executive officer, W. Reed Foster. The agreement established an account with 5,487.8 units. Each unit was the equivalent value of one share of common stock and contained an equivalent right to cash and common stock dividends and all stock splits and other benefits paid to the shareholders of the Company. Compensation expense relating to this agreement was $2,206,096 for fiscal 1998, and is included in operating expenses in the accompanying statement of income.

     As of July 1, 1998, the deferred compensation agreement was terminated and the Company issued 345,731 shares of common stock to Mr. Foster. No compensation expense was incurred for the fiscal years ended June 30, 2000 or 1999.


NOTE 11. VOTING TRUST:

     On August 25, 1992, the Board of Directors authorized the creation of a Voting Trust for certain shares of the common stock of the Company. On November 1, 1993, the shareholders approved the terms and conditions contained in the Trust which provided for four trustees (Joel Peterson, W. Reed Foster, Justin Faggioli and Callie S. Konno). The original Voting Trust Agreement was amended by a Voting Trust Agreement dated May 27, 1998 that extended the term to May 26, 2008. During fiscal 2000 the trustees voted to terminate the Voting Trust.


NOTE 12. SHAREHOLDERS' EQUITY:

     In December 1998, the Company completed a sale of 212,623 shares of common stock, resulting in proceeds to the Company of $1,687,500. In April 1999, the Company completed a public offering of 1,000,000 shares of common stock, resulting in net proceeds, after deducting underwriting fees and other costs, to the Company of $9,534,618. In December 1999, the remaining 1994 debentures ($815,000) were converted into 285,250 shares of common stock.

                            RAVENSWOOD WINERY, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (Continued)

NOTE 13. STOCK OPTION AND EMPLOYEE STOCK PURCHASE PLANS:

STOCK OPTION PLAN

     On February 1, 1999, the Company's Board of Directors established the 1999 Equity Incentive Plan to provide for the grant of incentive stock options, non-qualified stock options, restricted stock awards and other stock-based awards to the Company's officers, employees, directors, independent contractors, consultants, vendors and suppliers. No awards may be granted under the Plan after January 2009, but the vesting of awards previously granted may extend beyond that date.

     Under the Equity Incentive Plan, the Company is authorized to grant incentive stock options, non-qualified stock options, restricted stock awards and other stock based awards for a total of 750,000 shares of common stock. The stock options may not be granted for less than the fair market value of the common stock at the date of grant. The stock options are exercisable over a period determined by the Board at the time of grant, but not to exceed ten years after the date they are granted. These options generally vest over a five-year period from the date of grant and expire five to ten years after the date of grant.

     The per share weighted average fair value of stock options granted during the fiscal years ended June 30, 2000 and June 30, 1999 were $5.31 and $4.86 respectively. These amounts were determined using the Black-Scholes option-pricing model, which values options based on the stock price at the date of grant, the expected life of the option, the estimated volatility of the stock, expected dividend payments, and the risk-free interest rate over the expected life of the option. The assumptions used in the Black-Scholes model for fiscal 2000 and 1999 were as follows: a weighted average expected life of 5 years; an expected volatility of common stock of 43.7% and 46.4% respectively; and weighted average risk-free interest rate of 5.24% and 5.08% respectively. No dividend yield was used, as the Company has not paid dividends in the past and does not anticipate paying dividends in the future.

     The Company applies APB No. 25 in accounting for its stock plan and, accordingly, no compensation costs have been recognized in the Company's financial statements for incentive or non-qualified stock options granted. If, under SFAS 123, the Company determined compensation costs based on the fair value at the grant date for its stock options, the net income of $5,838,170 as reported for fiscal 2000 would compare to a pro forma net income of $5,424,716. (Fiscal 1999 net income of $3,903,466 would compare to a pro forma net income of $3,846,173). Basic and diluted earnings per share as reported for fiscal 2000 of $1.24 and $1.19, respectively, would compare to pro forma basic and diluted earnings per share of $1.15 and $1.11, respectively. (Basic and diluted earnings per share as reported for fiscal 1999 of $1.04 and $0.96, respectively, would compare to pro forma basic and diluted earnings per share of $1.02 and $0.94, respectively). The Equity Incentive Plan was established in fiscal 1999 and had no effect on fiscal 1998 net income or earnings per share.

                            RAVENSWOOD WINERY, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (Continued)


     A summary of the status of the Equity Incentive Plan as of June 30, 2000 and changes during the fiscal year then ended are presented below:


                                                                    Weighted
                                                    Number of        Average
                                                      Shares      Exercise Price
                                                    ---------     --------------
Outstanding at June 30, 1998 .....................       --         $     --
Granted (weighted average fair value of $4.86) ...   280,000            10.88
Exercised ........................................       --               --
Forfeited ........................................      (500)           10.50
                                                     -------
Outstanding at June 30, 1999 .....................   279,500            10.88
Granted (weighted average fair value of $5.31) ...   204,750            11.63
Exercised ........................................       --               --
Forfeited ........................................    (1,000)           10.50
                                                     -------
Outstanding at June 30, 2000 .....................   483,250            11.20
                                                     -------
Options exercisable at June 30, 2000 .............    55,700        $   10.88
                                                     =======        =========

     The Company granted 100,000 options in fiscal 2000 whose exercise price was greater than its market price on the date of grant. The weighted average fair value of these options was $5.16. No option was granted in fiscal 2000 whose exercise price was less than its market price on the date of grant.


     The following table summarizes information about stock options outstanding at June 30, 2000:

                             Options Outstanding                    Options Exercisable
                  -------------------------------------------   ---------------------------
                                    Weighted
                                    Average         Weighted                     Weighted
    Range of                       Remaining        Average                      Average
    Exercise         Number       Contractual       Exercise       Number        Exercise
     Prices        Outstanding       Life            Price       Exercisable      Price
---------------   -------------   -----------      ----------   -------------   -----------
$10.50 - $12.23      483,250       7.1 years        $ 10.88         55,700        $ 10.88


     At June 30, 2000, the outstanding stock options expire as follows: 100,000 in April 2004; 178,500 in April 2009; 100,000 in February 2005; 10,750 in
August 2009; 93,000 in February 2010; and 1,000 in June 2010.


EMPLOYEE STOCK PURCHASE PLAN

     On February 1, 1999, the Company's Board of Directors adopted and the Company's shareholders approved the Employee Stock Purchase Plan with 50,000 shares of common stock available for issuance thereunder. The Plan, which is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code, provides that all employees of the Company, including directors of the Company who are employees, whose customary employment is more than 20 hours per week for more than five months in any calendar year, are eligible to participate in the Plan. Employees who would immediately after the grant own 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary are not eligible to participate. Eligible employees may elect to have up to 10% of their earnings withheld and applied to the purchase of common stock at a price equal to a minimum of 85% of the average market price per share (as defined in the Plan) of the common stock on either the first day or the last day of the relevant offering period, whichever is lower. An employee may not purchase more than 500 shares in any one offering period. The Company issued 3,177 shares of common stock under the Plan in fiscal 2000 (no shares of common stock were issued in fiscal 1999).

                            RAVENSWOOD WINERY, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (Continued)

NOTE 14. COMMITMENTS AND CONTINGENCIES:

     The Company leases certain warehouse space under noncancellable operating leases that terminate on dates ranging from September 2000 to January 2003. Under the terms of certain of the leases, rent is contingent on the amount of bulk wine and/or case goods stored at any given time and is adjusted annually for increases in building operating costs.

     In January 1999, the Company entered into an agreement to lease approximately 20 acres of land in Sonoma County, California from Sandra D. Donnell and Bruce B. Donnell, the wife and brother-in-law, respectively, of Justin M. Faggioli, the Company's Executive Vice President. The Company has built a new winery facility (the "Quarry Facility") on the leased property, to expand its production capacity. The lease provides for monthly payments that are adjusted annually for inflation (as defined) and for a lease term ending December 31, 2032. In addition, the lease provides the Company with a right of first refusal to purchase a portion of the property and a first option to rent upon its expiration if specific conditions are met.

     Rental expense (including contingent rent) was $920,571, $701,889, and $468,616 for fiscal 2000, 1999, and 1998, respectively. Minimum future rental payments  for  each of the next five fiscal years and thereafter are as follows:
$445,000--fiscal    2001;    $448,000--fiscal   2002;   $248,000--fiscal   2003;
$107,000--fiscal 2004; $101,000--fiscal 2005; and $1,203,000 thereafter.

     The Company typically contracts with various growers and certain wineries to supply its grape and bulk wine requirements. While most of these contracts call for prices to be determined by market conditions, several long-term contracts provide for minimum grape or bulk wine purchase prices.

     The Company has exposure to legal actions arising in the ordinary course of business. In the opinion of management, the Company has adequate legal defenses or insurance coverage with respect to any such actions and does not believe that they will materially affect the Company's results of operations or financial position.


NOTE 15. 401(k) SAVINGS PLAN:

     The Company has a 401(k) savings plan that is available to eligible employees. Employer contributions to the plan are at the discretion of the Board of Directors and amounted to $65,762, $67,866, and $53,089 for fiscal 2000, 1999, and 1998 respectively.


NOTE 16. EARNINGS PER SHARE:

     Basic   earnings   per   share   represents   income  available  to  common
shareholders divided by the weighted average number of common shares outstanding during the measurement period, after giving retroactive effect to:
1)  shares  issued  under  a deferred compensation arrangement in July 1998 (see
Note 10); and 2) common stock issued in December 1998 (using the "treasury stock method") at prices below the initial public offering price of $10.50 (see
Note 12).

     Diluted earnings per share represents the income available to common shareholders divided by: 1) the weighted average number of common shares outstanding during the measurement period, after giving retroactive effect to
a) shares issued under a deferred compensation arrangement in July 1998; and b) common stock issued in December 1998 (using the "treasury stock method") at prices below the initial public offering price of $10.50; and 2) the potentially dilutive common shares issuable for convertible debt and stock options that were outstanding during the measurement period.

                            RAVENSWOOD WINERY, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (Continued)


                                                        Fiscal Year Ended June 30,
                                              ---------------------------------------------
                                                  2000             1999            1998
                                              ------------     ------------    ------------
BASIC
Average shares outstanding ................      4,712,478        3,696,801       3,005,625
Shares issued under deferred compensation
  arrangement[A] ...........................          --               --           345,731
Shares issued in December 1998[B] .........           --             66,964         160,713
                                              ------------     ------------    ------------
Weighted average number of common shares
  outstanding ..............................     4,712,478        3,763,765       3,512,069
                                              ============     ============    ============
Net income ................................   $  5,838,170     $  3,903,466    $    186,891
                                              ============     ============    ============
Per share amount ..........................   $       1.24     $       1.04    $       0.05
                                              ============     ============    ============


                                                                    Fiscal Year Ended June 30,
                                                         ----------------------------------------------
                                                             2000             1999             1998
                                                         ------------     ------------     ------------
DILUTED
Average shares outstanding .........................        4,712,478        3,696,801        3,005,625
Shares issued under deferred compensation
  arrangement[A] ...................................              --              --            345,731
Shares issued in December 1998[B] ..................              --            66,964          160,713
Net effect of potentially dilutive common stock
  issuable for convertible debentures ..............          293,752          407,480          302,751
Net effect of potentially dilutive common stock
  issuable for stock options .......................            4,725             --               --
                                                         ------------     ------------     ------------
Weighted average number of shares and
  equivalents outstanding ..........................        5,010,955        4,171,245        3,814,820
                                                         ============     ============     ============
Net income .........................................        5,838,170     $  3,903,466     $    186,891
Interest on convertible debt, net of tax benefit ...          114,374          112,836           49,305
                                                         ------------     ------------     ------------
Net income, after adding interest on debentures ....     $  5,952,544     $  4,016,302     $    236,196
                                                         ============     ============     ============
Per share amount ...................................     $       1.19     $       0.96     $       0.05
                                                         ============     ============     ============

--------------
[A] Reflects the retroactive effect of the shares issued under a deferred compensation arrangement in July 1998.

[B] Represents the retroactive effect using the "treasury stock method" for common stock issued in December 1998 at prices below the initial public offering price.


NOTE 17. SUPPLEMENTAL CASH FLOW INFORMATION:

     Cash paid for interest, net of amounts capitalized, was $875,265, $542,127, and $484,670 for the fiscal years ended June 30, 2000, 1999, and 1998, respectively. Cash paid for income taxes was $3,645,000, $2,275,000, and $1,660,344 for the fiscal years ended June 30, 2000, 1999, and 1998, respectively.

                            RAVENSWOOD WINERY, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (Continued)


     A summary of non-cash investing and financing information is as follows:

                                                                Fiscal Year Ended June 30,
                                                      ----------------------------------------------
                                                          2000             1999             1998
                                                      ------------     ------------     ------------
Plant and equipment purchased with capitalized
  leases and notes payable ........................   $  1,509,476     $  1,778,569     $    241,086
                                                      ============     ============     ============
Construction in progress acquired by issuing
  convertible debentures and common shares to
  related parties .................................   $       --       $    283,511     $       --
                                                      ============     ============     ============
Convertible debentures redeemed for common
  shares ..........................................   $    815,000     $     50,000     $       --
                                                      ============     ============     ============
Convertible debentures issued by reclassifying
  note and interest payable to shareholder ........   $       --       $     56,250     $       --
                                                      ============     ============     ============

NOTE 18. COMPREHENSIVE INCOME:

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 - Reporting Comprehensive Income ("SFAS 130"). SFAS 130 requires the additional reporting of a new measure of income which takes into account certain elements otherwise recorded as part of equity. For all years presented, the difference between net income and comprehensive income consists of the changes in the unrealized gain in securities available-for-sale included as part of the Company's equity.


     The following is a reconciliation of net income and comprehensive income:

                                                             Fiscal Year Ended June 30,
                                                     ------------------------------------------
                                                         2000           1999           1998
                                                     ------------   ------------   ------------
Net income ....................................      $  5,838,170   $  3,903,466   $    186,891
Change in unrealized gain on available-for-sale
  securities ..................................            85,752           --             --
                                                     ------------   ------------   ------------
Comprehensive income ..........................      $  5,923,922   $  3,903,466   $    186,891
                                                     ============   ============   ============

                            RAVENSWOOD WINERY, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (Continued)

NOTE 19. QUARTERLY HIGHLIGHTS (UNAUDITED):


     Selected  highlights for each of the fiscal quarters during the years ended
June 30, 2000 and 1999 (in thousands, except per share data):

                                               1st           2nd           3rd           4th
                                             Quarter       Quarter       Quarter       Quarter
                                            ---------     ---------     ---------     ---------
Year ended June 30, 2000:
  Net sales ...........................     $   7,692     $   9,924     $   8,127     $   7,484
  Gross profit ........................         4,229         5,110         4,230         3,961
  Net income ..........................         1,498         1,780         1,317         1,243
  Earnings per share--Basic ...........          0.33          0.39          0.27          0.26
  Earnings per share--Diluted .........          0.31          0.36          0.27          0.25
Year ended June 30, 1999:
  Net sales ...........................     $   5,962     $   5,621     $   4,961     $   5,525
  Gross profit ........................         3,433         3,083         2,556         2,737
  Net income ..........................         1,217         1,068           756           862
  Earnings per share--Basic ...........          0.35          0.31          0.22          0.19
  Earnings per share--Diluted .........          0.32          0.28          0.21          0.18


     Earnings per share calculations for each of the quarters are based on the weighted average common and common share equivalents outstanding for each period, and the sum of the quarters may not necessarily be equal to the full-year earnings per share amount.



                                    RAVENSWOOD WINERY, INC.
                                 PART I. FINANCIAL INFORMATION


ITEM 1.    FINANCIAL STATEMENTS

                                    RAVENSWOOD WINERY, INC.
                                         BALANCE SHEET

                                                                      March 31,       June 30,
                                                                        2001            2000
                                                                    -------------   -------------
                               ASSETS                                (unaudited)
Current assets:
  Cash and cash equivalents                                         $   6,074,776   $   5,769,373
  Accounts receivable, less allowance of $10,000                        5,392,293       4,166,816
  Inventories                                                          26,640,342      20,521,284
  Prepaid expenses                                                        411,511         377,631
                                                                    -------------   -------------
    Total current assets                                               38,518,922      30,835,104
  Property, plant and equipment, net                                   14,382,850      14,787,553
  Note receivable from shareholder                                        310,000         310,000
  Deferred tax assets                                                     273,000         180,000
  Other assets                                                             72,802          60,433
                                                                    -------------   -------------
                                                                    $  53,557,574   $  46,173,090
                                                                    =============   =============

                 LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term debt                                 $      73,118   $      83,597
  Current portion of capital lease obligations                            723,177         617,979
  Short-term borrowings                                                      -            500,000
  Accounts payable                                                      4,834,431       3,217,036
  Accrued commissions                                                     624,498         514,379
  Accrued liabilities                                                     899,775         390,010
                                                                    -------------   -------------
    Total current liabilities                                           7,154,999       5,323,001

Long-term liabilities:
  Long-term debt, net                                                   6,850,869       6,453,407
  Capital lease obligations, net                                        2,282,857       2,392,497
  Convertible debentures                                                1,562,500       1,687,500
  Deferred tax liability                                                  124,000            -
                                                                    -------------   -------------
    Total liabilities                                                  17,975,225      15,856,405
                                                                    -------------   -------------

Shareholders' equity:
  Preferred stock, no par value; 1 million shares
    authorized, none issued                                                  -               -
  Common stock, no par value; 20 million shares authorized,
    4,876,067 and 4,856,779 issued and outstanding                     15,262,226      15,054,373
  Retained earnings                                                    20,215,120      15,176,560
  Unrealized gain on available-for-sale securities                        105,003          85,752
                                                                    -------------   -------------
    Total shareholders' equity                                         35,582,349      30,316,685
                                                                    -------------   -------------
                                                                    $  53,557,574   $  46,173,090
                                                                    =============   =============

                          See accompanying notes to financial statements.


                                                RAVENSWOOD WINERY, INC.
                                                 STATEMENT OF INCOME
                                                     (UNAUDITED)


                                         Three Months Ended March 31,               Nine Months Ended March 31,
                                       --------------------------------           -------------------------------
                                           2001                2000                   2001               2000
                                       ------------        ------------           ------------       ------------


Gross Sales                            $  9,720,088        $  8,692,139           $ 30,686,303       $ 27,418,528
  Less excise taxes                        (201,757)           (325,967)              (774,033)          (859,657)
  Less discounts, allowances
    and returns                            (289,115)           (239,319)            (1,075,551)          (816,243)
                                       ------------        ------------           ------------       ------------

Net sales                                 9,229,216           8,126,853             28,836,719         25,742,628

Cost of goods sold                        4,233,459           3,897,343             13,187,659         12,174,519
                                       ------------        ------------           ------------       ------------

Gross profit                              4,995,757           4,229,510             15,649,060         13,568,109

Operating expenses                        2,212,408           1,831,691              6,833,304          5,573,023
                                       ------------        ------------           ------------       ------------

Operating income                          2,783,349           2,397,819              8,815,756          7,995,086

Interest expense                           (253,267)           (237,883)              (755,626)          (594,327)
Other income (expenses)                      (4,628)             32,514                224,430            190,590
                                       ------------        ------------           ------------       ------------
                                           (257,895)           (205,369)              (531,196)          (403,737)

Income before income taxes                2,525,454           2,192,450              8,284,560          7,591,349

Provision for income taxes                  960,000             875,000              3,246,000          2,996,130
                                       ------------        ------------           ------------       ------------

Net income                             $  1,565,454        $  1,317,450           $  5,038,560       $  4,595,219
                                       ============        ============           ============       ============


Earnings per share:
  Basic                                $       0.32        $       0.27           $       1.04       $       0.99
                                       ============        ============           ============       ============
  Diluted                              $       0.31        $       0.27           $       1.00       $       0.94
                                       ============        ============           ============       ============


Weighted average number of
  common shares outstanding:
    Basic                                 4,870,896           4,855,053              4,866,206          4,664,947
                                       ============        ============           ============       ============
    Diluted                               5,105,914           5,008,985              5,100,828          5,007,370
                                       ============        ============           ============       ============


                                    See accompanying notes to financial statements.



                                                       RAVENSWOOD WINERY, INC.
                                                       STATEMENT OF CASH FLOWS
                                                             (UNAUDITED)

                                                       Three months ended March 31,          Nine months ended March 31,
                                                      ------------------------------        -----------------------------
                                                          2001              2000                2001             2000
                                                      ------------     -------------        ------------     ------------
Operations:
-----------
Net income                                            $  1,565,454     $   1,317,450        $  5,038,560     $  4,595,219
Items not requiring the current use of cash:
  Depreciation and amortization                            428,940           268,649           1,221,306          727,480
  Unrealized gain on available -
    for-sale securities                                     15,600            33,694              19,251           76,910
  Deferred income taxes                                    (84,000)             -                 31,000            7,800
  Changes in other operating items:
    Accounts receivable                                    166,202           108,649          (1,225,477)      (2,271,970)
    Inventories                                            422,840           716,304          (6,119,058)      (4,662,033)
    Prepaid expenses                                       (67,576)          (34,052)            (33,879)        (240,251)
    Other assets                                            (3,805)           (4,107)            (12,369)         (15,995)
    Accounts payable                                    (2,521,119)       (1,883,809)          1,617,395        1,089,384
    Accrued liabilities                                    205,154            99,962             509,765          307,205
    Accrued commissions                                    (62,046)          (70,788)            110,119          210,807
                                                      ------------     -------------        ------------     ------------
    Cash provided by (used for) operations                  65,644           551,952           1,156,613         (175,444)
                                                      ------------     -------------        ------------     ------------

Investing:
  Additions to plant & equipment                          (159,140)       (1,127,413)           (330,092)      (5,611,873)
                                                      ------------     -------------        ------------     ------------
    Cash used for investing activities                    (159,140)       (1,127,413)           (330,092)      (5,611,873)
                                                      ------------     -------------        ------------     ------------

Financing:
  Short-term borrowings, net                                  -                 -               (500,000)        (700,000)
  Proceeds from long-term debt                                -                 -                455,000        2,252,036
  Proceeds from issuance of stock                           43,574              -                 82,852             -
  Proceeds from sale of securities                            -                 -                   -              12,947
  Repayments of long-term debt                            (213,465)         (118,251)           (558,970)        (276,586)
                                                      ------------     -------------        ------------     ------------
    Cash provided by (used for) financing activities      (169,891)         (118,251)           (521,118)       1,288,397
                                                      ------------     -------------        ------------     ------------

Change in cash & cash equivalents                         (263,387)         (693,712)            305,403       (4,498,920)

Balance at beginning of period                           6,338,163         7,585,695           5,769,373       11,390,903
                                                      ------------     -------------        ------------     ------------

Balance at end of period                              $  6,074,776     $   6,891,983        $  6,074,776     $  6,891,983
                                                      ============     =============        ============     ============


Cash paid during the period for:
  Interest                                            $    261,128     $     274,229        $    736,473     $    612,687
                                                      ============     =============        ============     ============
  Taxes                                               $  1,160,000     $     740,000        $  3,180,000     $  2,995,000
                                                      ============     =============        ============     ============

Noncash investing and financing:
  Plant and equipment purchased with
    long-term liabilities                             $       -        $     185,759        $    486,511     $    805,353
                                                      ============     =============        ============     ============
  Conversion of convertible debentures
    to common stock                                   $     62,500     $        -           $    125,000     $    815,000
                                                      ============     =============        ============     ============

                                         See accompanying notes to financial statements.

--------------------------------------------------------------------------------

                             RAVENSWOOD WINERY, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION:

     The financial statements included herein for Ravenswood Winery, Inc. (the "Company") have been prepared by the Company, without audit pursuant to the rules and regulations of the Securities and Exchange Commission. In management's opinion, the interim financial data presented includes all adjustments (which include only normal recurring adjustments) necessary for a fair presentation. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations.

     The results of operations for the three-month and nine-month periods ended March 31, 2001 are not necessarily indicative of the operating results expected for the entire fiscal year. The financial statements included herein should be read in conjunction with other documents the Company files from time to time with the Securities and Exchange Commission, including the Company's Form 10-KSB for the fiscal year ended June 30, 2000.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES:

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results when ultimately realized could differ from those estimates.

RECLASSIFICATION

     Certain prior period amounts have been reclassified in order to conform to the current period presentation.

NOTE 3. EARNINGS PER SHARE

     Basic EPS represents the income available to common shareholders divided by the weighted average number of common shares outstanding for the period. Diluted EPS represents the income available to common shareholders divided by the weighted average of common shares outstanding while also giving effect to the potential dilution that could occur if securities or other contracts to issue common stock (e.g. stock options and convertible debentures) were exercised and converted into stock. For all periods presented, the difference between basic and diluted EPS for the Company is due to the dilutive effect of stock options and convertible debentures. This effect is calculated using the treasury stock method.

     During the nine month period ended March 31, 2001, 6,450 shares of common stock were purchased under Ravenswood's 1999 Equity Incentive Plan; 1,586 shares of common stock were issued under the Company's Employee Stock Purchase Plan and debentures with a face value of $125,000 were converted into 11,251 shares of the Company's common stock.

NOTE 4. INVENTORIES:

     Inventories are summarized as follows:

                                              March 31,           June 30,
                                                2001                2000
                                            ------------        ------------
                                            (Unaudited)

Bulk wine                                   $ 21,500,213        $ 15,262,865
Bottled wine                                   4,487,664           4,716,701
Crop costs                                        82,807             137,051
Supplies                                         415,195             233,943
Tasting room merchandise                         154,463             170,724
                                            ------------        ------------
                                            $ 26,640,342        $ 20,521,284
                                            ============        ============

NOTE 5. PROPERTY, PLANT AND EQUIPMENT:

     Property, plant and equipment are summarized as follows:

                                                  March 31,        June 30,
                                                     2001            2000
                                                 -----------     -----------
                                                 (Unaudited)

     Land                                        $   245,135     $   245,135
     Vineyards                                       345,473         345,473
     Buildings and improvements                    1,647,634       1,647,637
     Leasehold improvements                        9,844,563       9,832,748
     Machinery and equipment                       1,211,580       1,080,251
     Equipment held under capital leases           4,605,465       4,118,953
     Office equipment                                336,768         298,837
     Construction in progress                        145,435            -
                                                 -----------     -----------
                                                  18,382,053      17,569,034
     Less-accumulated depreciation                 3,999,203       2,781,481
                                                 -----------     -----------
                                                 $14,382,850     $14,787,553
                                                 ===========     ===========

NOTE 6. COMPREHENSIVE INCOME:

     Comprehensive   income  includes  unrealized  gain  on   available-for-sale
securities. The following is a reconciliation of net income and comprehensive income (unaudited):

                                                Three Months Ended                 Nine Months Ended
                                                      March 31,                         March 31,
                                             ---------------------------      ---------------------------
                                                2001             2000            2001             2000
                                             ----------       ----------      ----------       ----------

Net income                                   $1,565,454       $1,317,450      $5,038,560       $4,595,219
Change in unrealized gain on
  available-for-sale securities                  15,600            5,649          19,251           43,216
                                             ----------       ----------      ----------       ----------
Comprehensive income                         $1,581,054       $1,323,099      $5,057,811       $4,638,435
                                             ==========       ==========      ==========       ==========

NOTE 7. SUBSEQUENT EVENT:

     On April 10, 2001, Ravenswood entered into an Agreement and Plan of Merger with Constellation Brands, Inc., pursuant to which Ravenswood would be merged with a wholly-owned indirect subsidiary of Constellation Brands, Inc.

--------------------------------------------------------------------------------


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
-------

     Exhibits:
     ---------

     23.1 - Consent of Odenberg, Ullakko, Muranishi & Co. LLP

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         CONSTELLATION BRANDS, INC.

Dated:  August 23, 2001                  By:  /s/ Thomas S. Summer
                                              --------------------------------
                                              Thomas S. Summer, Executive Vice
                                              President and Chief Financial
                                              Officer


                                  SUBSIDIARIES


                                         BATAVIA WINE CELLARS, INC.

Dated:  August 23, 2001                  By:  /s/ Thomas S. Summer
                                              --------------------------------
                                              Thomas S. Summer, Treasurer


                                         CANANDAIGUA WINE COMPANY, INC.

Dated:  August 23, 2001                  By:  /s/ Thomas S. Summer
                                              --------------------------------
                                              Thomas S. Summer, Treasurer


                                         CANANDAIGUA EUROPE LIMITED

Dated:  August 23, 2001                  By:  /s/ Thomas S. Summer
                                              --------------------------------
                                              Thomas S. Summer, Treasurer


                                         CANANDAIGUA LIMITED

Dated:  August 23, 2001                  By:  /s/ Thomas S. Summer
                                              --------------------------------
                                              Thomas S. Summer, Finance Director
                                              (Principal Financial Officer and
                                              Principal Accounting Officer)


                                         POLYPHENOLICS, INC.

Dated:  August 23, 2001                  By:  /s/ Thomas S. Summer
                                              --------------------------------
                                              Thomas S. Summer, Vice President
                                              and Treasurer


                                         ROBERTS TRADING CORP.

Dated:  August 23, 2001                  By:  /s/ Thomas S. Summer
                                              --------------------------------
                                              Thomas S. Summer, President and
                                              Treasurer

                                         CANANDAIGUA B.V.

Dated:  August 23, 2001                  By:  /s/ Thomas S. Summer
                                              --------------------------------
                                              Thomas S. Summer, Chief
                                              Financial Officer


                                         FRANCISCAN VINEYARDS, INC.

Dated:  August 23, 2001                  By:  /s/ Thomas S. Summer
                                              --------------------------------
                                              Thomas S. Summer, Vice President
                                              and Treasurer


                                         ALLBERRY, INC.

Dated:  August 23, 2001                  By:  /s/ Thomas S. Summer
                                              --------------------------------
                                              Thomas S. Summer, Vice President
                                              and Treasurer


                                         CLOUD PEAK CORPORATION

Dated:  August 23, 2001                  By:  /s/ Thomas S. Summer
                                              --------------------------------
                                              Thomas S. Summer, Vice President
                                              and Treasurer


                                         M.J. LEWIS CORP.

Dated:  August 23, 2001                  By:  /s/ Thomas S. Summer
                                              --------------------------------
                                              Thomas S. Summer, Vice President
                                              and Treasurer


                                         MT. VEEDER CORPORATION

Dated:  August 23, 2001                  By:  /s/ Thomas S. Summer
                                              --------------------------------
                                              Thomas S. Summer, Vice President
                                              and Treasurer


                                         BARTON INCORPORATED

Dated:  August 23, 2001                  By:  /s/ Thomas S. Summer
                                              --------------------------------
                                              Thomas S. Summer, Vice President

                                         BARTON BRANDS, LTD.

Dated:  August 23, 2001                  By:  /s/ Thomas S. Summer
                                              --------------------------------
                                              Thomas S. Summer, Vice President


                                         BARTON BEERS, LTD.

Dated:  August 23, 2001                  By:  /s/ Thomas S. Summer
                                              --------------------------------
                                              Thomas S. Summer, Vice President


                                         BARTON BRANDS OF CALIFORNIA, INC.

Dated:  August 23, 2001                  By:  /s/ Thomas S. Summer
                                              --------------------------------
                                              Thomas S. Summer, Vice President


                                         BARTON BRANDS OF GEORGIA, INC.

Dated:  August 23, 2001                  By:  /s/ Thomas S. Summer
                                              --------------------------------
                                              Thomas S. Summer, Vice President


                                         BARTON CANADA, LTD.

Dated:  August 23, 2001                  By:  /s/ Thomas S. Summer
                                              --------------------------------
                                              Thomas S. Summer, Vice President


                                         BARTON DISTILLERS IMPORT CORP.

Dated:  August 23, 2001                  By:  /s/ Thomas S. Summer
                                              --------------------------------
                                              Thomas S. Summer, Vice President


                                         BARTON FINANCIAL CORPORATION

Dated:  August 23, 2001                  By:  /s/ Thomas S. Summer
                                              --------------------------------
                                              Thomas S. Summer, Vice President


                                         STEVENS POINT BEVERAGE CO.

Dated:  August 23, 2001                  By:  /s/ Thomas S. Summer
                                              --------------------------------
                                              Thomas S. Summer, Vice President


                                         MONARCH IMPORT COMPANY

Dated:  August 23, 2001                  By:  /s/ Thomas S. Summer
                                              --------------------------------
                                              Thomas S. Summer, Vice President

                                INDEX TO EXHIBITS

(1)     UNDERWRITING AGREEMENT

        Not Applicable.

(2)     PLAN  OF  ACQUISITION,   REORGANIZATION,   ARRANGEMENT,  LIQUIDATION  OR
        SUCCESSION

        Not Applicable.

(4)     INSTRUMENTS   DEFINING  THE  RIGHTS  OF  SECURITY   HOLDERS,   INCLUDING
        INDENTURES

        Not Applicable.

(16)    LETTER RE CHANGE IN CERTIFYING ACCOUNTANT

        Not Applicable.

(17)    LETTER RE DIRECTOR RESIGNATION

        Not Applicable.

(20)    OTHER DOCUMENTS OR STATEMENTS TO SECURITY HOLDERS

        Not Applicable.

(23)    CONSENTS OF EXPERTS AND COUNSEL

23.1    Consent of Odenberg, Ullakko, Muranishi & Co. LLP (filed herewith).

(24)    POWER OF ATTORNEY

        Not Applicable.

(99)    ADDITIONAL EXHIBITS

        None.